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                                                                     EXHIBIT 5.1



                                                               November 13, 2000






The New York Times Company
229 West 43rd Street
New York, NY  10036

Ladies and Gentlemen:

        I am an attorney-at-law licensed to practice in the State of New York and am familiar with the laws and statutes of the State of New York. I am Senior Vice President, General Counsel and Secretary to The New York Times Company (the "Company"), a New York corporation, and have advised the Company in connection with the Registration Statement (the "Registration Statement") on Form S-8, which will be filed pursuant to the Securities Act of 1933, as amended, by the Company with the Securities and Exchange Commission on the date hereof, for the registration of 20,000,000 shares (the "Shares") of Class A Common Stock, with $.10 par value, of the Company. The Shares are to be issued pursuant to the Company's 1991 Executive Stock Incentive Plan (the "Plan").

        I have examined, among other things:


                (i) the Plan, and I am familiar with the adoption of the Plan by the Company on February 21, 1991, the ratification of the Plan by the stockholders of the Company on April 16, 1991, and the amendment of the Plan by the stockholders of the Company on April 18, 1995, April 16, 1996, and May 23,2000;

               (ii)        the Certificate of Incorporation of the Company;

              (iii)        the By-laws of the Company; and

               (iv)        the Registration Statement.

        In addition, I have also examined and relied upon copies of resolutions of the stockholders and the Board of Directors of the Company and committees thereof, and such other documents and records as I have deemed necessary and relevant for the purposes hereof.




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        The opinions expressed below are limited to the laws of the State of New
York and United States federal law.

        Based upon and subject to the foregoing, I am of the opinion that:

                (i) the Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974; and

               (ii) the Shares have been duly authorized, and when issued pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable shares of Class A Common Stock of the Company.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to its use in connection therewith.

                                         Very truly yours,

                                         /s/ Solomon B. Watson IV